UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2005

LARGE SCALE BIOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Equity Agreement

On August 5, 2005, the Company entered into a three-year private equity agreement with Southridge Capital Management LLC’s advised fund, Brittany Capital Management Limited, which permits the Company to deliver from time to time puts requiring Brittany Capital to purchase up to $15,000,000 of LSBC common stock.  Proceeds of the stock sales are expected to be used for Company general working capital purposes and for the retirement of certain bridge debt.

The following describes certain of the material terms of the equity agreement with Brittany Capital Management Limited.  The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K:

Puts.  The Company has a right to periodically put common shares to Brittany Capital for which it will pay LSBC cash at a seven percent (7%) discount to the then market price calculated over a 10 trading day period.

Transaction Minimum/Maximum.  Each put transaction must have a minimum purchase price of $25,000 and the number of shares issuable is limited to a maximum of five hundred percent (500%) of the weighted average volume for the twenty (20) trading days immediately preceding the put date, up to 4.99% of all of the Company’s outstanding common stock on a transaction closing date.

Aggregate Minimum/Maximum.  The agreement commits LSBC to put shares having a minimum aggregate purchase price of $2,000,000 and a maximum aggregate purchase price of $15,000,000 over the term of the agreement.  The maximum aggregate number of shares put to Brittany Capital may not exceed 19.99% of the Company’s currently outstanding common stock, or approximately 6,430,000 shares, unless the Company seeks and obtains stockholder approval in accordance with rules and requirements of the NASD and the Nasdaq SmallCap Market.

Registration.  The Company must file a registration statement on SEC Form S-1 with respect to the resale of the securities by Brittany Capital, and the registration statement must be effective prior to the first put date.  The Company expects an S-1 registration to be effective within 90 to 120 days from August 5, 2005, subject to the SEC Staff’s review schedule.

Term of Agreement:  The agreement is effective as of the date the SEC declares the registration effective and terminates at the earlier of (i) Brittany Capital having purchased the maximum number of shares allowed; (ii) the Company’s common stock no longer lists on a principal stock market; or (iii) three years.

Term Loan Financing

Separately, on August 5, 2005, the Company issued secured promissory notes (“Notes”) beneficially to Kevin J. Ryan, LSBC’s President and Chief Executive Officer and a member of the Board of Directors, and Robert L. Erwin, Chairman of the Board of Directors (“Investors”), and accompanying warrants, in exchange for loans to the Company in the amounts of $750,000 and $250,000, respectively.  Loan proceeds will be used for near term working capital needs.  These transactions were unanimously approved by the Company’s board of directors, with the Investors abstaining, and by the Company’s Audit Committee in accordance with Company policy.

The following describes certain of the material terms of the transactions with the Investors. The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K:

Maturity Date and Interest Rate. Absent earlier prepayment by the Company, as described below, the Notes mature on January 31, 2006.  Interest will accrue on the unpaid principal and interest on the Notes at a rate per annum equal to the greater of (i) the Prime Rate set from time to time by Bank of America NT & SA plus two percent (2%) per annum, or (ii) Seven and One-Quarter percent (7.25%) per annum.

Payment of Interest and Principal. Interest on the Notes is payable monthly on the fifteenth day of each month during the term of the Notes, commencing September 15, 2005.  The interest rate under these Notes will be variable, and will be determined on a daily basis.  The principal amounts of these Notes will be payable in one lump sum on the maturity date of the Notes.

Right to Redeem. The Company has the option of prepaying the outstanding principal amount of the Notes, in whole or in part, at any time without penalty.

Option to Accelerate.  The Notes provide the Investors with the option to accelerate payment of the unpaid principal balance then outstanding under these Notes upon (i) the closing of certain financings by the Registrant with net proceeds of not less than $5,000,000; (ii) the lease, sale or other transfer of security assets with minimum net proceeds of $10,000,000; or (iii) financing of the Company’s Predictive Diagnostics, Inc. subsidiary with minimum net proceeds to the Company of $5,000,000.

Security. The Notes are secured by the Company’s real property located in Owensboro, Kentucky, pursuant to the terms of a security agreement executed by the Company and the Company’s wholly-owned subsidiary, Large Scale Bioprocessing, Inc., in favor of the Investors.  This security agreement is subject to and subordinate to the mortgage and senior rights of a first lienholder.  If an event of default occurs under the security agreement or the Notes, the Investors have the right to accelerate all payments under the Notes, and, in addition to any other remedies available to the Investors, to foreclose upon the assets securing the Notes.

Warrants. The Company issued common stock purchase warrants that may be exercised commencing on February 5, 2006 and which expire on February 5, 2011. Mr. Ryan and Mr. Erwin, the holders of the warrants, may purchase up to 462,963 and 154,321 shares, respectively, of the Company’s common stock at the exercise price of $0.81 per share, the closing bid price of the Company’s common stock on August 4, 2005.

Piggyback Registration Rights.  If the Company prepares and files a registration statement with the Securities and Exchange Commission relating to an offering of Company’s equity securities, other than a registration statement on Form S-4 or Form S-8 or their equivalents, the Investors have the right to include in such registration statement all or any part of the Company’s stock issued to the Investors upon exercise of their warrants, subject to customary underwriter cutbacks and other terms and conditions of such offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the sale of the Notes to the Investors.

Item 3.02. Unregistered Sales of Equity Securities

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the issuance of the shares of common stock issuable under the equity agreement and the Warrants and their associated exercisability features.

The shares of common stock issuable under the equity agreement are being issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance will not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and the investor is an “accredited investor,” as defined in Regulation D promulgated under the Act.

The Warrants and the common stock issuable upon their exercise are being issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and the Investors are “accredited investors,” as defined in Regulation D promulgated under the Act.

Item 8.01. Other Events

On August 8, 2005, the Company issued a press release announcing the equity line of credit with Southridge Capital Management LLC’s advised fund, Brittany Capital Management Ltd., and bridge financing from the Investors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Exhibit Title or Description

4.1	Private Equity Credit Agreement and related exhibits dated August 5, 2005 between Registrant and Brittany Capital Management Limited.
4.2	Common Stock Purchase Warrant dated August 5, 2005 to purchase 462,963 shares of common stock, issued by the Registrant to Kevin J. Ryan.
4.3	Common Stock Purchase Warrant dated August 5, 2005 to purchase 154,321 shares of common stock, issued by the Registrant to Robert Erwin.
10.1	Secured Promissory Note dated August 5, 2005 between Registrant and Kevin J. Ryan.
10.2	Secured Promissory Note dated August 5, 2005 between Registrant and Robert Erwin.
10.3	Note and Warrant Purchase Agreement dated August 5, 2005 between Registrant and Kevin J. Ryan and Robert Erwin.
10.4	Security Agreement dated August 5, 2005 between Registrant and Kevin J. Ryan and Robert Erwin.
99.1	Press release of Large Scale Biology Corporation dated August 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARGE SCALE BIOLOGY CORPORATION

Date: August 11, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance and Administration

Exhibit Index

Exhibit Number	Exhibit Title or Description

4.1	Private Equity Credit Agreement and related exhibits dated August 5, 2005 between Registrant and Brittany Capital Management Limited.
4.2	Common Stock Purchase Warrant dated August 5, 2005 to purchase 462,963 shares of common stock, issued by the Registrant to Kevin J. Ryan.
4.3	Common Stock Purchase Warrant dated August 5, 2005 to purchase 154,321 shares of common stock, issued by the Registrant to Robert Erwin.
10.1	Secured Promissory Note dated August 5, 2005 between Registrant and Kevin J. Ryan.
10.2	Secured Promissory Note dated August 5, 2005 between Registrant and Robert Erwin.
10.3	Note and Warrant Purchase Agreement dated August 5, 2005 between Registrant and Kevin J. Ryan and Robert Erwin.
10.4	Security Agreement dated August 5, 2005 between Registrant and Kevin J. Ryan and Robert Erwin.
99.1	Press release of Large Scale Biology Corporation dated August 8, 2005.